EXHIBIT 99.1

ESP Resources Establishes Credit Facility With Transfac Capital

New Credit Line Provides Up to $4M in Financing With Reduced Cost of Capital Over Previous Line

LAFAYETTE, La., Oct. 9, 2014 (GLOBE NEWSWIRE) -- ESP Resources, Inc. (OTCQB:ESPI), an oil and gas services company, announced that its wholly-owned subsidiary, ESP Petrochemicals, Inc. (collectively, the "Company"), has entered into a factoring agreement for up to $4,000,000 (the "Agreement") with Transfac Capital, Inc. ("Transfac"). The Agreement replaces the Company's previous factoring facility that carried a higher interest rate.

David Dugas, President & CEO stated, "When we decided in early 2013 to discontinue certain non-core divisions and focus on our core production petrochemical business, our expectation was that we would gain new customers. We are pleased to announce that we have been successful in those efforts with the acquisition of 11 new customers in the regions of South Louisiana, North and South Texas and Southern Oklahoma. With the acquisition of these new customers, our revenue has increased substantially in this third quarter of 2014 compared to the third quarter last year. We anticipate the same positive trends in the coming quarters and the continued improvement of our cash flows and gross margins." Mr. Dugas continued, "This new credit line with Transfac bolsters our working capital needs so that we can support our supply chain and service our pipeline of business with new and existing customers."

More information regarding the Agreement is incorporated by reference to the Company's Current Report on Form 8-K, as filed with the SEC on October 8, 2014.

About ESP Resources, Inc.

ESP Resources, Inc. is a publicly traded oil and gas services company headquartered in Lafayette, Louisiana. The Company manufactures, blends, distributes and markets specialty chemicals and analytical services to the oil and gas industry. The Company's senior management has over 100 years of combined operating experience in the oil and gas services industry. More information is available on the Company's Website at www.espchem.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains "forward looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and actual results could differ materially from those in such forward-looking statements.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this press release. In evaluating these statements, you should consider the risks discussed, from time to time, in the reports we file with the U.S. Securities & Exchange Commission. For a discussion of some of the risks and important factors that could affect the Company's future results and financial condition, see the Company's Form 10-Ks and 10-Qs on file with the U.S. Securities & Exchange Commission.

CONTACT: David Dugas
         President and Chief Executive Officer
         ESP Resources, Inc.
         david.dugas@espchem.com
         (337) 706-7056